                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                              -------------------


                                  FORM 8-K/A
                                Amendment No. 1
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                           reported):  May 18, 1995

                               EXIDE CORPORATION
                               -----------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

               1-11263                                   23-0552730
       ------------------------                          ----------
       (Commission File Number)                        (I.R.S. Employer
                                                      Identification No.)

1400 North Woodward Avenue, Bloomfield Hills, Michigan          48304
- ------------------------------------------------------          -----
Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (810) 258-0080
                                                    --------------

                                 Not Applicable
                                 --------------
                   (Former name or former address, if changed
                              since last report.)



     The undersigned registrant hereby amends the Form 8-K filed on June 2, 1995 by adding to the previously filed document the information as set forth in the pages attached hereto.

        Item 7  Financial Statements and Pro Forma Financial Information

Item 7.  Financial Statements and Pro Forma Financial Information

         (A) Financial Statements of Business Acquired (Compagnie Europeenne D'Accumulateurs)

               The accompanying consolidated financial statements of Compagnie Europeenne D'Accumulateurs (CEAC), a company incorporated in France, were prepared in accordance with French generally accepted accounting principles (GAAP). The footnotes to the accompanying financial statements include reconciliations of net income and stockholders equity from French GAAP to U.S. GAAP.

         (B)   Pro Forma Financial Information

               On May 18, 1995, the Company acquired 99.7% of the outstanding capital stock of CEAC for approximately $425 million in cash ($553.5 million less assumed debt of $131.9 million plus interest from March 31, 1995 of $3.4 million). Exide financed the acquisition with the April 1995 issuance of $300 million of 10% Senior Notes repayable in April 2005 and the proceeds from the Company's December 1994 Common Stock Offering. The proceeds from the December 1994 Common Stock Offering ($247.0 million net of fees and expenses) were utilized to temporarily reduce the Company's Revolving Loans under the U.S. Credit Agreement at March 31, 1995.

               The following pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 1995, gives effect to the CEAC acquisition and the related financing thereof, as well as the Company's acquisitions of Sociedad Espanola del Acumulador Tudor, S.A. (Tudor) and Evanite Fiber Corporation (Evanite), which occurred during fiscal 1995, as if all the transactions were consummated at the beginning of the 1995 fiscal year (April 1, 1994). The Tudor acquisition and its related financing was completed in October 1994 and is included in Exide's actual fiscal 1995 results for the period from October 3, 1994 through March 31, 1995. The Evanite acquisition and its related financing was completed in February 1995 and is included in Exide's actual fiscal 1995 results for the period from February 28, 1995 through March 31, 1995. Therefore, in addition to the effect of the CEAC acquisition, the pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 1995 also illustrates the estimated effect of the Tudor acquisition for the six-month preacquisition period from April 1, 1994 through October 2, 1994 and the Evanite acquisition for the eleven-month preacquisition period from April 1, 1994 through February 28, 1995.

               The Tudor and Evanite acquisitions and December 1994 Common Stock Offering were completed by March 31, 1995 and have been included in Exide's actual balance sheet as of such date. The proforma condensed consolidated balance sheet as of March 31, 1995 was prepared to illustrate the effect of the CEAC acquisition and related financing thereof as if it had occurred on March 31, 1995.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATONS

                       FOR THE FISCAL YEAR ENDED MARCH 31, 1995

                            (Amounts in Thousands)


                                                        Tudor                                              CEAC        Pro Forma
                                       Tudor         Acquisition        Evanite            CEAC         Acquisition     for the
                        Actual     Acquisition(a)   Adjustments(b)   Acquisition(c)   Acquisition(d)   Adjustment(e)  Acquisitions
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Net Sales............ $1,198,546   $      232,601   $          --    $       43,480   $      788,741   $        --    $  2,263,368
Cost of Sales........    932,866          173,598           (4,800)          32,573          581,308            --       1,715,545
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Gross Profit.........    265,680           59,003            4,800           10,907          207,433            --         547,823
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Selling, General
 & Administrative
 Expenses............    201,518           57,505             --              7,645          165,263            --         431,931
Restructuring
 Expenses............        --               994             (994)             --             6,533          (6,533)          --
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
                         201,518           58,499             (994)           7,645          171,796          (6,533)      431,931
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Operating
 Income (Loss).......     64,162              504            5,794            3,262           35,637           6,533       115,892
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------

Interest Expense.....     52,565            6,505            9,800            2,089           13,465          30,900       115,324
Other (Income)
 Expense.............        874             (685)             685           (1,197)           7,118          (4,543)        2,252
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
                          53,439            5,820           10,485              892           20,583          26,357       117,576
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Income (Loss) Before
 Income Taxes, Minority
 Interest and
 Extraordinary Loss..     10,723           (5,316)          (4,691)           2,370           15,054         (19,824)       (1,684)
Income Taxes(f)......      5,160             (218)          (2,838)             948            8,303          (5,293)        6,062
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Income (Loss) Before
 Minority Interest &
 Extraordinary Loss..      5,563           (5,098)          (1,853)           1,422            6,751         (14,531)       (7,746)
Minority Interest....     (1,072)            (151)             310              --            (1,149)            (17)       (2,079)
                      ----------   --------------   --------------   --------------   --------------   -------------  ------------
Income (Loss) before
 Extraordinary Loss.. $    4,491   $       (5,249)  $       (1,543)  $        1,422   $        5,602   $     (14,548) $     (9,825)
                      ==========   ==============   ==============   ==============   ==============   =============  ============
Earnings (Loss) per
 Common Share before
 Extraordinary Loss.. $     0.28                                                                                      $      (0.61)
                      ==========                                                                                      ============
Weighted Average
 Common Shares
 Outstanding......... 16,191,075                                                                                        16,191,075
                      ==========                                                                                      ============

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               AT MARCH 31, 1995

                            (Amounts in Thousands)

                                                                                         CEAC            Pro Forma
                                                                     CEAC             Acquisition         for the
                                                  Actual         Acquisition (d)     Adjustment (e)     Acquisitions
                                                 --------        ---------------     --------------     ------------
            Assets
Current Assets:
   Cash & Equivalants.....................    $   63,361        $   22,244          $       --         $   85,605
   Receivables, net.......................       317,466           258,461                  --            575,927
   Inventories............................       476,481           154,444                  --            630,925
   Prepaids & Other.......................        34,707            26,411                  --             61,118
   Deferred Income Taxes..................        19,388             1,501              12,300             33,189
                                              ----------        ----------          ----------         ----------
                                                 911,403           463,061              12,300          1,386,764
                                              ----------        ----------          ----------         ----------
Property, Plant & Equipment, net..........       423,876           200,757             (40,000)           584,633
Other Assets
   Goodwill...............................       185,111           144,963             174,795            504,869
   Other..................................       117,199             3,139              16,024            136,362
                                              ----------        ----------          ----------         ----------
                                                 302,310           148,102             190,819            641,231
                                              ----------        ----------          ----------         ----------
      Total Assets........................    $1,637,589        $  811,920          $  163,119         $2,612,628
                                              ==========        ==========          ==========         ==========
     Liabilities and Common Stockholders' Equity
Current Liabilities:
   Short Term Borrowings..................    $   75,010        $       --          $       --         $   75,010
   Current Maturities of Long-Term Debt...        51,731           122,889            (117,685)            56,935
   Accounts Payable.......................       191,534           130,496                  --            322,030
   Accrued Expenses.......................       197,253           109,312              35,000            341,565
                                              ----------        ----------          ----------         ----------
                                                 515,528           362,697             (82,685)           795,540
                                              ----------        ----------          ----------         ----------
Long-Term Debt............................       518,394            36,844             566,685          1,121,923
Other Noncurrent Liabilities..............       162,891            66,086                  --            228,977
Deferred Income Taxes.....................            --             8,076              (8,076)                --
Minority Interests........................        27,546            24,471                 941             52,958
Commitments and Contingencies
Common Stockholders' Equity:
   Common Stock & Surplus.................       443,646           264,050            (264,050)           443,646
   Retained Earnings (Deficit))...........       (25,837)           88,013             (88,013)           (25,837)
   Other..................................        (4,579)          (38,317)             38,317             (4,579)
                                              ----------        ----------          ----------         ----------
                                                 413,230           313,746            (313,746)           413,230
                                              ----------        ----------          ----------         ----------
      Total Liabilities and Common
       Stockholders' Equity...............    $1,637,589        $  811,920          $  163,119         $2,612,628
                                              ==========        ==========          ==========         ==========

                         NOTES TO PRO FORMA STATEMENTS

     (a) Reflects the consolidated effect of the Tudor acquisition converted to United States dollars. Spanish pesetas were translated to United States dollars using the average translation rates for the six month preacquisition period ended October 2, 1994(132.82).

     (b) Reflects the acquisition adjustments related to the Tudor acquisition including (1) borrowing approximately $250 million under the Credit Agreement and $89.5 million in letters of credit at average rates of 6.28% and 2.125%, respectively, for the six month preacquisition period ended October 2, 1994, (2) the amortization of deferred financing costs (included in Exide's actual results) over principally 5 years (included in interest expense), (3) recognition of $106.3 million of goodwill from the acquisition and related amortization over 40 years, (4) the reduction in depreciation expense of $6.0 million related to the fair market value remeasurement of property, plant and equipment for the six months ended October 2, 1994, (5) the recognition of the loss attributable to the minority shareholders interests (5.6%), and (6) the elimination of the restructuring charges incurred by Tudor during the six months ended October 2, 1994 of $1.0 million.

     (c) Reflects the consolidated effect and related acquisition adjustments of the Evanite acquisition. The adjustments for Evanite relate to (1) borrowing approximately $35.4 million under the Credit Agreement at the average rate of 5.69% for the period from April 1, 1994 to February 22, 1995 (the preacquisition period) (2) the elimination of $325,000 of cost of goods sold and $675,000 of selling, general and administrative expense for the related nonrecurring costs incurred in the preacquisition period, and (3) the elimination of approximately $25 million for the preacquisition period of Evanite's sales which are "intercompany" sales.

     (d) Reflects the consolidated effect of the CEAC acquisition, including its acquisition of a 95% interest in CENTRA, converted to United States dollars. French francs were translated to United States dollars using the average translation rates for the fiscal year ended March 31, 1995 (5.3717). The balance sheet as of March 31, 1995 was translated to United States dollars using the March 31, 1995 spot rate (4.804).

     (e) Reflects the acquisition adjustments related to the CEAC acquisition including (1) borrowing approximately $149.0 million under the Credit Agreement at 7.057% for the fiscal year ended March 31, 1995, (2) utilizing the $247.0 million of net proceeds from the Company's December 1994 Common Stock Offering,
(3) borrowing $300.0 million pursuant to the 10% Senior Notes issued in April 1995, (4) refinancing existing CEAC debt of approximately $150 million with borrowings under a new European Facilities Agreement, (5) the recognition and amortization of $174.8 million of additional goodwill over 40 years, (6) the reduction of property, plant and equipment for $40 million related to the remeasurement to fair market value and the related reduction of depreciation expense of $4.7 million, (7) the elimination of the restructuring charges incurred by CEAC during the twelve months ended March 31, 1995 of $6.5 million,
(8) the recognition of a $35 million restructuring reserve as of March 31, 1995,
(9) the recognition of a noncurrent deferred tax benefit of $14 million (of which $8.1 million reduces the noncurrent deferred income tax liability) related to the remeasurement of property, plant and equipment and a $12.3 million current deferred tax benefit attributable to the restructuring reserves, (10) recognition of CEAC's pro forma net worth attributable to minority interests, and (11) the elimination of common stock and surplus and retained earnings.

     (f) Reflects the adjustment of income taxes (using an estimated combined federal and state rate of 40% for United States entities, an estimated rate of 35% for CEAC and Tudor) as a result of the pro forma adjustments described in these notes.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        EXIDE CORPORATION
                                        -----------------
                                           (Registrant)

Date:  July 31, 1995                    By:  /s/ ALAN E. GAUTHIER
       -------------                         ----------------------------
                                             Alan E. Gauthier
                                             Executive Vice President
                                             and Chief Financial Officer

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                               ----------------------------------------------------
                                                                        1994        1994        1993        1992
                                                               NOTES  U.S.$(1)       FF          FF          FF
                                                               ----- ----------  ----------  ----------  ----------
                                                                (IN THOUSANDS, EXCEPT SHARE AND PER-SHARE DATA)
Net sales...................................................            865,494   4,157,832   3,891,973   4,155,613
Cost of sales...............................................            630,868   3,030,691   2,760,502   2,945,749
                                                                     ----------  ----------  ----------  ----------
Gross profit................................................            234,626   1,127,141   1,131,471   1,209,864
Selling and advertising expense.............................            107,914     518,419     523,411     520,232
General and administrative expense..........................             62,852     301,942     287,059     327,918
Research and development expense............................             15,082      72,452      71,096      70,578
Other operating expense (income), net.......................      4       8,554      41,095      21,326      63,468
                                                                     ----------  ----------  ----------  ----------
Operating income............................................             40,224     193,233     228,579     227,668
Other (income) expense:
Interest....................................................             15,271      73,360      94,238     126,996
Foreign exchange loss (gain)................................              1,423       6,834       2,351       8,728
(Gain) loss on sale of fixed assets/investments.............              5,080      24,403     (32,220)    (10,872)
Other expense (income), net.................................      8         --          --       25,853        (161)
                                                                     ----------  ----------  ----------  ----------
Income before income taxes and minority
 interest...................................................             18,450      88,636     138,357     102,977
Provision for income taxes..................................      9     (11,029)    (52,983)    (35,561)    (57,384)
Minority interest...........................................             (1,406)     (6,756)     (3,923)     (6,387)
                                                                     ----------  ----------  ----------  ----------
Net income..................................................              6,015      28,897      98,873      39,206
                                                                     ==========  ==========  ==========  ==========
Net income per share........................................               0.29        1.37        4.70        2.23
                                                                     ==========  ==========  ==========  ==========
Weighted average number of common shares
 outstanding................................................         21,051,836  21,051,836  21,051,836  17,552,052
                                                                     ==========  ==========  ==========  ==========

- --------
(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was 4.804 French francs for each U.S. dollar.

              See notes to the consolidated financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                          CONSOLIDATED BALANCE SHEETS

                                                    YEARS ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1994      1994       1993
                                            NOTES U.S.$(1)     FF         FF
                                            ----- --------  ---------  ---------
                                                  (AMOUNTS IN THOUSANDS)
ASSETS
Current assets:
  Cash....................................         21,959     105,489     90,727
  Receivables, net........................     5  306,698   1,473,375  1,405,370
  Inventories.............................     6  136,323     654,894    558,037
  Prepaid expenses and other..............         21,822     104,835    148,483
  Deferred income taxes...................     9      418       2,010      7,513
                                                  -------   ---------  ---------
    Total current assets..................        487,220   2,340,603  2,210,130
Property, plant and equipment:
  Land....................................         11,300      54,284     54,129
  Buildings and improvements..............        123,883     595,133    571,342
  Machinery and equipment.................        386,737   1,857,884  1,775,235
  Construction in progress................         20,615      99,035    110,812
                                                  -------   ---------  ---------
                                                  542,535   2,606,336  2,511,518
Less: Accumulated depreciation............        330,828   1,589,298  1,467,214
                                                  -------   ---------  ---------
    Property, plant and equipment, net....        211,707   1,017,038  1,044,304
Other assets:
  Goodwill and other intangible assets....     7  149,923     720,230    690,548
  Investments in unconsolidated
   subsidiaries...........................     8    1,396       6,705     93,274
  Other...................................          1,818       8,735      7,570
                                                  -------   ---------  ---------
    Total assets..........................        852,064   4,093,311  4,045,826
                                                  =======   =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft and short-term
   borrowings.............................        110,902     532,773    567,356
  Current maturities of long-term debt....    11   19,289      92,664    117,520
  Accounts payable........................        148,110     711,521    572,909
  Accrued payroll.........................         20,667      99,283     94,076
  Product warranty reserve................         18,057      86,748     83,281
  Accrued interest........................          1,784       8,571      7,178
  Other accrued expenses..................    10   62,127     298,460    404,096
                                                  -------   ---------  ---------
    Total current liabilities.............        380,936   1,830,020  1,846,416
Long-term debt............................    11   41,999     201,761    226,601
Other noncurrent liabilities..............    13   68,815     330,587    281,697
Deferred income taxes.....................     9    8,647      41,539     33,587
Commitments and contingencies.............    14
Minority interest.........................         27,001     129,711    102,858
Common stockholders' equity:
  Common stock, FF 12 par value,
   21,051,836 shares issued...............         52,586     252,622    252,622
  Additional paid-in capital..............        211,464   1,015,872  1,015,872
  Retained earnings.......................         90,229     433,459    407,201
  Cumulative translation adjustment.......        (29,613)   (142,260)  (121,028)
                                                  -------   ---------  ---------
    Total common stockholders' equity.....        324,666   1,559,693  1,554,667
                                                  -------   ---------  ---------
Total liabilities and common stockholders'
 equity...................................        852,064   4,093,311  4,045,826
                                                  =======   =========  =========

- --------
(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was 4.804 French francs for each U.S. dollar.

              See notes to the consolidated financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                      FOREIGN
                                                               ADDITIONAL            CURRENCY
                                            NUMBER OF  COMMON   PAID-IN   RETAINED  TRANSLATION
                                              SHARES    STOCK   CAPITAL   EARNINGS  ADJUSTMENT    TOTAL
                                              ISSUED     FF        FF        FF         FF         FF
                                            ---------- ------- ---------- --------  ----------- ---------
                                                               (AMOUNTS IN THOUSANDS)
Balances at December 31, 1991..........     16,272,281 195,267   643,067  324,910     (19,995)  1,143,249
Net income for 1992....................                                    39,206                  39,206
Dividends declared (2).................                                   (34,736)                (34,736)
Change in foreign currency
 translation...........................                                               (85,743)    (85,743)
Increase in capital....................      4,779,555  57,355   372,805                          430,160
                                            ---------- ------- ---------  -------    --------   ---------
Balances at December 31, 1992..........     21,051,836 252,622 1,015,872  329,380    (105,738)  1,492,136
Net income for 1993....................                                    98,873                  98,873
Dividends declared (2).................                                   (21,052)                (21,052)
Change in foreign currency
 translation...........................                                               (15,290)    (15,290)
                                            ---------- ------- ---------  -------    --------   ---------
Balances at December 31, 1993..........     21,051,836 252,622 1,015,872  407,201    (121,028)  1,554,667
Net income for 1994 ...................                                    28,897                  28,897
Others.................................                                    (2,639)                 (2,639)
Change in foreign currency
 translation...........................                                               (21,232)    (21,232)
                                            ---------- ------- ---------  -------    --------   ---------
Balances at December 31, 1994..........     21,051,836 252,622 1,015,872  433,459    (142,260)  1,559,693
                                            ========== ======= =========  =======    ========   =========
Balances at December 31, 1994
 (in thousands of U.S. dollars) (1)....                 52,586   211,464   90,229     (29,613)    324,666
                                                       ======= =========  =======    ========   =========

- --------
(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was 4.804 French francs for each U.S. dollar.
(2) Dividends declared represent dividends proposed by the Board of Directors but not yet paid as of year end.


              See notes to the consolidated financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          FOR THE YEAR ENDED DECEMBER 31,
                                        --------------------------------------
                                          1994      1994      1993      1992
                                        --------- --------  --------  --------
                                        U.S.$ (1)    FF        FF        FF
                                        --------- --------  --------  --------
                                               (AMOUNTS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED IN)
 OPERATING ACTIVITIES
Net income.............................    6,015    28,897    98,873    39,206
 Adjustments to reconcile net income
  to cash provided by operating
  activities:
   Depreciation and amortization.......   55,966   268,858   260,620   264,265
   Deferred income taxes...............    2,627    12,619     3,421    20,272
   Minority interest...................    1,406     6,756     3,923     6,387
   Provision for losses on accounts
    receivable.........................   (1,154)   (5,545)  (17,046)    8,209
   (Gain) loss on sale of fixed
    assets/investments.................    5,080    24,403   (32,220)  (10,872)
   Other, net..........................   (3,673)  (17,643)  (32,579)   49,386
 Changes in assets and liabilities
  excluding effects of acquisitions
  and divestitures:
   Receivables.........................  (15,076)  (72,423) (118,112)  101,590
   Inventories.........................  (14,050)  (67,494)  106,018    (8,803)
   Prepaid expenses and other..........    9,960    47,850   (14,713)  (26,621)
   Accounts payable and accrued
    expenses...........................   25,207   121,096   (25,302)   64,164
   Other, net..........................  (18,169)  (87,288)  121,923     6,528
                                         -------  --------  --------  --------
     Net cash provided by operating
      activities.......................   54,139   260,086   354,806   513,711
CASH FLOWS PROVIDED BY (USED IN)
 INVESTING ACTIVITIES
Capital expenditures...................  (40,209) (193,163) (292,137) (195,442)
Cash paid for acquired businesses, net
 of cash acquired......................  (12,333)  (59,249)  (11,053) (636,560)
Proceeds from sale of property, plant
 and equipment.........................   20,023    96,191    47,859    17,890
                                         -------  --------  --------  --------
     Net cash used in investing
      activities.......................  (32,519) (156,221) (255,331) (814,112)
CASH FLOWS PROVIDED BY (USED IN)
 FINANCING ACTIVITIES
Additions to long-term debt............   14,626    70,261    52,095   210,771
Payments on long-term debt.............  (23,430) (112,560) (180,550) (259,346)
Increase in capital....................      --        --        --    430,160
Increase in capital subscribed by
 minority interests in subsidiaries....      --        --        --     51,045
Dividends paid.........................   (4,382)  (21,052)  (34,736)  (24,408)
Increase (decrease) in bank overdraft
 and short-term borrowings.............   (5,506)  (26,449)   84,955   (90,851)
Other, net.............................      610     2,931    (2,360)    2,017
                                         -------  --------  --------  --------
     Net cash provided by (used in)
      financing activities.............  (18,082)  (86,869)  (80,596)  319,388
     Effects of exchange rate changes
      on cash..........................     (465)   (2,234)   (1,369)   (9,600)
                                         -------  --------  --------  --------
NET INCREASE (DECREASE) IN CASH........    3,073    14,762    17,510     9,387
CASH, BEGINNING OF YEAR................   18,886    90,727    73,217    63,830
                                         -------  --------  --------  --------
CASH, END OF YEAR......................   21,959   105,489    90,727    73,217
                                         =======  ========  ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
Cash paid during the period for:
 Interest..............................   17,480    83,972   102,926   143,376
 Income taxes..........................   11,406    54,793    37,957    51,870

- --------
(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was 4.804 French francs for each U.S. dollar.

              See notes to the consolidated financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(ALL AMOUNTS EXPRESSED IN THOUSANDS OF FRENCH FRANCS, UNLESS OTHERWISE NOTED, EXCEPT SHARE AND PER-SHARE DATA)

1. ACCOUNTING POLICIES

 1.1 BASIS OF PRESENTATION

  The consolidated financial statements of Compagnie Europeenne d'Accumulateurs ("CEAC" or "the Group") have been prepared in accordance with French accounting regulations, applied on a consistent basis for the periods presented. The French accounting principles used, described below, differ in certain respects from generally accepted accounting principles in the United States. The differences with regard to net income and stockholders' equity are presented in
Note 2.

  The financial statements presented have been prepared based on the published financial statements of the Group for the three years ended December 31, 1994, restated, to reflect, on a consistent basis throughout the period, certain accounting changes made during the three year period, and also to deconsolidate the effect of Compagnie Francaise d'Electro-chimie ("CFEC") (see Note 3).

  The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was 4.804 French francs for each U.S. dollar.

 1.2 PRINCIPLES OF CONSOLIDATION

  The financial statements of CEAC and its majority owned subsidiaries are included in the consolidated financial statements. All other investments are carried at cost less any provisions deemed necessary.

 1.3 FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION OF THE FINANCIAL STATEMENTS OF FOREIGN SUBSIDIARIES

  At year-end, the monetary balances denominated in foreign currencies are translated at the closing rates. The resulting foreign exchange differences together with the exchange gains and losses on transactions in foreign currencies for the year are recognized as income.

  When translating the foreign currency financial statements of subsidiaries to French francs, year end rates are applied to asset and liability accounts, while average annual rates are applied to income statement accounts. Adjustments resulting from this process are also reflected in the separate components of stockholders' equity and do not affect net income.

 1.4 RESEARCH, DEVELOPMENT AND START-UP COSTS

  Research, development and start-up costs are expensed as incurred.

 1.5 INVENTORIES

  Inventories are stated at the lower of cost or market value with cost determined principally on the first in, first-out (FIFO) method. Costs include material labor and manufacturing overhead and exclude general, financial and selling costs. Slow moving inventories and potentially obsolete items are written down to reflect possible loss of value.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

 1.6 PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost and includes buildings acquired under capital lease arrangements. Depreciation is based on the straight-line method over the estimated useful lives of depreciable assets. Depreciation of capital leases is included in depreciation expense. Estimated useful lives of depreciable assets, by stock, are as follows:

             Buildings and
              improvements............. 20 to 40 years
             Machinery and equipment...  3 to 10 years

 1.7 GOODWILL AND OTHER INTANGIBLE ASSETS

  Goodwill and other intangible assets consist primarily of goodwill resulting from acquisitions, and also include patents and know how, and trademarks. Goodwill is amortized based on its estimated useful lives not exceeding 20 years.

 1.8 REVENUE RECOGNITION

  The Group records revenue upon shipment or transfer of title to customer.

 1.9 INCOME TAXES

  The Group provides for deferred income taxes on temporary differences between financial and tax reporting. Tax losses carried forward are only recognized to the extent of a deferred tax liability within the same fiscal entity. The Group uses the liability method under which deferred taxes are calculated applying legislated tax rates in effect when the temporary differences will reverse.

 1.10 NET INCOME PER SHARE

  Net income per share is calculated using the weighted average number of shares outstanding during the year.

 1.11 PENSION PLANS AND TERMINATION INDEMNITIES

  The Group maintains pension plans in various countries as prescribed by local laws and customs. Contributions, based on salaries, are made to the national organizations responsible for the payments of pensions. There is no additional liability for these plans.

  Certain subsidiaries, however, have supplemental pension plans.

  The actuarial obligation for these plans has been recorded as a liability, the computation based on an actuarial evaluation giving consideration to estimated salary changes, age at retirement and return on investments.

 1.12 WARRANTY COSTS

  The Group recognizes the estimated cost of warranty obligations in the period in which the related products are sold.

 1.13 CASH

  Cash for the purpose of reporting cash flows for all periods presented consists of cash on deposit at banks.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

 1.14 BANK OVERDRAFT AND SHORT-TERM BORROWINGS

  Bank overdraft and short term borrowings for the purpose of reporting cash flows for all periods presented include amounts due to banks or related parties (see Note 16) maturing within 90 days of borrowing date.

2. SIGNIFICANT DIFFERENCES BETWEEN FRENCH AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The CEAC financial statements comply with French accounting regulations which differ in certain respects from those applicable in the United States. The significant differences that affect the consolidated net income and stockholders' equity of CEAC are described below:

 (a) Acquisition Accounting

  As discussed in Note 3, the acquisition of CENTRA was not finalized until October 1994, however, the operations of CENTRA have been included in the operations of the Group as of January 1, 1994. Under U.S. GAAP, the operations of CENTRA would have been included in the Group's operations from the date of consummation of purchase. This difference does not have a significant effect on net income for the year ended December 31, 1994, and is therefore excluded from the reconciliation between U.S. GAAP and French accounting regulations. The preacquisition sales and operating income for the nine month period ended September 30, 1994 recorded by the Group amounted to approximately FF 160,000, and FF 2,900, respectively.

  Regarding the acquisition of the Sonnenschein Group, FF 15,311 of the purchase price was allocated to land which had been valued net of estimated future environmental costs. Under U.S. GAAP, acquired land would have been stated at its gross value and a provision for environmental liabilities recorded. In subsequent periods, environmental costs incurred would have reduced this provision rather than being recognized as a period expense.

  Also under U.S. GAAP, certain deferred tax balances existing as of the acquisition dates would have been recorded as part of purchase accounting for acquired businesses.

 (b) Restructuring Costs

  In 1992, the Group recorded a restructuring provision amounting to FF 25,000 based on a sector-wide strategy to reduce manufacturing capacity (see Note 4). Under U.S. GAAP, restructuring provisions may only be recorded to recognize current liabilities or impairment of existing assets. As of December 31, 1992, management had not specifically identified the nature or location of the restructuring measures to be adopted.

 (c) Income Taxes

  The Group records deferred taxes on the liability method but only recognizes deferred tax assets to the extent of liabilities within the same tax jurisdiction. The United States deferred tax regulations are more specific as to recognition of deferred taxation in general and in particular permit the recording of tax assets when their recovery is considered to be "more likely than not."

 (d) Leasing

  As described in Note 1.6, the Group records lease transactions that incorporate substantially all of the normal risks and rewards of ownership, as part of Property, Plant and Equipment. U.S. GAAP includes a

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS
number of restrictive criteria to determine if a lease should be considered to be of a capital or operating nature.

  During 1994 the Group entered into an arrangement to finance its new corporate headquarters at Gennevilliers for an amount of around 90 MFF.

  Under U.S. GAAP this lease would have been considered as a capital lease; however the restatement as compared with the Group's treatment as an operating lease would neither impact shareholders' equity nor income in 1994.

RECONCILIATION TO U.S. GAAP
The following is a summary of the significant adjustments to net income for the years ended December 31, 1994, 1993 and 1992, and to stockholders' equity as of December 31, 1994 and 1993, which would be required if United States GAAP had been applied instead of French GAAP.

                                             For the Year ended December 31,
- -------------------------------------------------------------------------------
                                               1994     1994    1993     1992
                                       Notes U.S.$ (1)   FF      FF       FF
- -------------------------------------------------------------------------------
Net income as reported in the
 consolidated income statements under
 French GAAP                                   6,015   28,897   98,873  39,206
Adjustments to conform with United
 States GAAP:
  Acquisition accounting                 a)   (1,277)  (6,136)   5,066  10,159
  Restructuring costs                    b)      --       --   (25,000) 25,000
  Income taxes                           c)      (12)     (59)  (3,743) (1,420)
                                       ----------------------------------------
Estimated net income in accordance
 with United States GAAP                       4,726   22,702   75,196  72,945
                                       ========================================
Estimated net income per share in
 accordance with
 United States GAAP                             0.22     1.08     3.57    4.16
                                       ========================================

- --------------------------------------------------------------------------------

                                                                  December 31,
- ------------------------------------------------------------------------------
                                                   1994      1994      1993
                                           Notes U.S.$ (1)    FF        FF
- ------------------------------------------------------------------------------
Stockholders' equity as reported under
 French GAAP                                      324,666  1,559,693 1,554,667
Adjustments to conform with United States
 GAAP:
  Acquisition accounting                     a)     1,892      9,089    15,225
  Restructuring costs                        b)                  --        --
  Income taxes                               c)       640      3,075     3,134
                                           -----------------------------------
Estimated stockholders' equity in accor-
 dance with
 United States GAAP                               327,198  1,571,857 1,573,026
                                           ===================================

- --------------------------------------------------------------------------------
(1) The financial information expressed in United States dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995, which was
    4.804 French francs for each United States dollar.

3. SIGNIFICANT ACQUISITIONS AND DIVESTITURES

  In January 1992, the Group acquired all of the capital stock of Sinac Srl ("Sinac") for a total price of FF 326,922 in cash. Sinac, an Italian company formed from the battery division of Magneti Marelli, has two

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS
subsidiaries: CGA, SPA, an industrial battery manufacturer, and York, SPA, an automotive battery manufacturer. The acquisition was accounted for using the purchase method and goodwill of FF 302,593 resulting from the excess of purchase price over assets acquired and liabilities assumed is being amortized on a straight line basis over 20 years. The operations of Sinac have been included in the operations of the Group from the date of acquisition.

  In January, 1992, the Group acquired from Magneti Marelli, a subsidiary of Fiat, the French company, CFEC Finances, S.A. and its 75.4% owned subsidiary, CFEC, S.A. (together referred to as "CFEC") for FF 99,620 in cash. CFEC manufactures and distributes mainly automotive batteries. This transaction was subject to a decision by the Commission of the European Economic Community taken in 1991 which required the Fiat Group to reduce its indirect interest in CFEC to 10%. Fiat had expected that the Commission would alter its original decision dated May 29, 1991. However, it was required to place 65% of CFEC shares in escrow, reducing its membership on the Board of CFEC and implement the sale process. In an agreement dated June 15, 1993, Credit Suisse First Boston ("CSFB") and CSFB UK Nominees Limited were irrevocably appointed to respectively act as escrow agent for 65% of the issued share capital of CFEC ("Escrow Shares") and undertake the divestiture of the Escrow Shares subject to certain terms and conditions. CFEC was not consolidated for any of the periods presented pending the outcome of this procedure. In 1993, the carrying value of the investment in CFEC was written down by FF 30,000 to its anticipated sales value. In September 1994, CFEC was finally sold for FF 58,788 resulting in a loss on the sale, after including related selling costs, of FF 34,052.

  In November 1993, the Group acquired 50% of the shares of the Turkish company Inci Aku, A.S., an automotive battery manufacturer and distributor for FF 11,126 in cash. The acquisition was accounted for using the purchase method and goodwill of FF 10,424 resulting from the excess of purchase price over assets acquired and liabilities assumed is being amortized on a straight-line basis over 20 years.

  In October 1994, the Group acquired a 75% equity interest in a Polish company, CENTRA S.A. ("CENTRA"), for FF 60,476 in cash. CENTRA manufactures mainly automotive batteries which are distributed in Poland. The acquisition was accounted for using the purchase method and goodwill of FF 86,170 resulting from the excess of purchase price over assets acquired and liabilities assumed is being amortized on a straight-line basis over 20 years. Although the acquisition was not finalized until October 1994, the operations of CENTRA have been included in the operations of the Group as of January 1, 1994 (see Note
2). A further 20% equity interest in CENTRA was acquired in February 1995.

4. OTHER OPERATING EXPENSE (INCOME)

  The components of other operating expense (income) for the year ended December 31, 1994, 1993 and 1992, are as follows:

                                                             1994   1993   1992
                                                            ------ ------ ------
      Restructuring costs.................................. 36,568 16,728 51,567
      Other operating expense (income).....................  4,527  4,598 11,901
                                                            ------ ------ ------
                                                            41,095 21,326 63,468
                                                            ====== ====== ======

  Restructuring costs relate primarily to termination costs and write-off of fixed assets. In 1992, the Group recorded a restructuring provision amounting to FF 25,000 as a result of its sector wide strategy to reduce manufacturing capacity.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

5. RECEIVABLES

  The components of accounts receivable and the related allowance for doubtful accounts as of December 31, 1994 and 1993, are as follows:

                                                               1994      1993
                                                             --------- ---------
      Accounts receivable................................... 1,585,566 1,516,573
      Less: allowance for doubtful accounts.................   112,191   111,203
                                                             --------- ---------
                                                             1,473,375 1,405,370
                                                             ========= =========

The Group's customers are not concentrated in any specific geographic region. No single customer accounted for a significant amount (greater than 10%) of the Group's sales and there were no significant accounts receivable (greater than 10%) from a single customer. The Group establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers and other information.

6. INVENTORIES

  The components of inventories as of December 31, 1994 and 1993 are as follows:

                                                                  1994    1993
                                                                 ------- -------
      Raw materials and supplies................................ 145,597 109,407
      Work in progress.......................................... 137,193 135,583
      Finished goods............................................ 372,104 313,047
                                                                 ------- -------
                                                                 654,894 558,037
                                                                 ======= =======

7. GOODWILL AND OTHER INTANGIBLE ASSETS

  The components of goodwill and other intangibles as of December 31, 1994 and 1993, are as follows:

                                              COST     AMORTIZATION NET BOOK VALUE
                                             -------   ------------ --------------
1994
  Goodwill
    CMP..................................... 205,882       56,621      149,261
    ATSA....................................  38,379        9,622       28,757
    Sonnenschein............................ 199,371       39,874      159,497
    Sinac and other Italian subsidiaries.... 305,122       46,009      259,113
    Safo....................................   4,683          703        3,980
    Inci Aku................................  10,494        1,049        9,445
    Centra..................................  86,170        4,308       81,862
                                             -------      -------      -------
      Subtotal.............................. 850,101      158,186      691,915
  Patents and know-how......................  52,225       41,657       10,568
  Trademarks................................  27,689        9,945       17,744
  Other intangible assets...................   7,325        7,322            3
                                             -------      -------      -------
                                             937,340      217,110      720,230
                                             =======      =======      =======

                                              COST    AMORTIZATION NET BOOK VALUE
                                             -------  ------------ --------------
1993
  Goodwill
    CMP..................................... 214,452      48,831       165,621
    ATSA....................................  38,203       7,668        30,535
    Sonnenschein............................ 197,084      29,563       167,521
    Sinac and other Italian subsidiaries.... 305,122      30,755       274,367
    Safo....................................   4,761         476         4,285
    Inci Aku................................  10,494         525         9,969
                                             -------     -------       -------
      Subtotal.............................. 770,116     117,818       652,298
  Patents and know-how......................  54,296      37,802        16,494
  Trademarks................................  28,671       6,915        21,756
  Other intangible assets...................   7,310       7,310           --
                                             -------     -------       -------
                                             860,393     169,845       690,548
                                             =======     =======       =======

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

  Amortization of goodwill and other intangibles amounted to FF 50,395, FF 47,417, and FF 49,782 for the years ended December 31, 1994, 1993 and 1992, respectively, and is included in general and administrative expense.

8. INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

  The investments in unconsolidated subsidiaries balance as of December 31, 1994 and 1993, consists of the following:

                                                                  1994   1993
                                                                  ----- -------
      CFEC, at cost..............................................   --  116,653
      Less: provision to record investment at net realizable
       value.....................................................   --   30,071
                                                                  ----- -------
      CFEC, at anticipated net realizable value..................   --   86,582
      Others..................................................... 6,705   6,692
                                                                  ----- -------
                                                                  6,705  93,274
                                                                  ===== =======

  Until 1993, investments in unconsolidated subsidiaries consisted primarily of the investment in CFEC. The investment in CFEC includes an amount of FF 17,033, which resulted from a capital increase subscribed by CEAC in December 1992. As discussed in Note 3, CEAC was required, based upon a decision by the Commission of the European Economic Community, to dispose of this investment. In 1993, a provision of FF 30,000 was recorded to value this investment at the lower of acquisition cost or anticipated net realizable value, and is included in other expenses. As mentioned in Note 3, the sale of CFEC occurred in September 1994.

9. INCOME TAXES

  The provision for income taxes includes French and foreign taxes currently payable and those deferred because of temporary differences between the financial statement and tax basis. The components of the provision for income taxes for the years ended December 31, 1994, 1993 and 1992, are as follows:

                                                             1994   1993   1992
                                                            ------ ------ ------
      Current.............................................. 40,364 32,140 37,112
      Deferred............................................. 12,619  3,421 20,272
                                                            ------ ------ ------
          Total provisions................................. 52,983 35,561 57,384
                                                            ====== ====== ======

  The provision for income taxes for the years ended December 31, 1994, 1993 and 1992 varies from the amount determined by applying the French statutory rate to pretax income as a result of the following:

                                                           PERCENT OF PRETAX
                                                                 INCOME
                                                           --------------------
                                                           1994    1993   1992
                                                           -----  ------  -----
      French statutory rate..............................  33.33%  33.33% 34.00%
      Difference in tax rates for foreign subsidiaries...   6.14     --    5.50
      Subsidiaries' operating losses.....................  (2.12) (15.00)  6.20
      Permanent differences between financial and taxable
       income............................................   7.54   (0.63)   --
      Permanent difference-goodwill......................  11.50    8.00  10.00
                                                           -----  ------  -----
      Effective tax rate.................................  56.39%  25.70% 55.70%
                                                           =====  ======  =====

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

  The following is a summary of the significant components of the Group's deferred tax assets and liabilities as of December 31, 1994:

                                                                DEFERRED TAX
                                                            ASSETS/(LIABILITIES)
                                                            --------------------
      Difference between book and tax depreciation.........       (68,198)
      Regulated provision..................................       (16,639)
      Pension..............................................         7,420
      Restructuring costs..................................         7,167
      Operating loss.......................................         9,994
      Inventory basis difference...........................         8,968
      Other................................................        11,759
                                                                  -------
                                                                  (39,529)
                                                                  =======

  As of December 31, 1994, the Group has net operating loss carryforwards for income tax purposes of approximately FF 489,579. Of this amount, FF 440,147 may be carried forward without limit and FF 49,432 will expire through the year 2005.

10. OTHER ACCRUED EXPENSES

  The components of other accrued expenses as of December 31, 1994 and 1993, are as follows:

                                                                  1994    1993
                                                                 ------- -------
      Amounts due to/for:
        Social security.........................................  57,918  54,155
        Miscellaneous taxes.....................................  92,386 103,859
        Suppliers of fixed assets...............................  30,973 100,940
        Other creditors and sundry debts........................ 117,183 145,142
                                                                 ------- -------
                                                                 298,460 404,096
                                                                 ======= =======

11. LONG-TERM DEBT

  Following is a summary of the Group's long-term debt as of December 31, 1994 and 1993:

                                                                  1994    1993
                                                                 ------- -------
Related party loan, at three-month Libor plus .25% (7.67%), due in 1997 (see Note 16).........................................  117,010 139,116
Bank loan, at 4.1%, payable in semi-annual installments of
 principal and interest through 2002, secured by fixed assets..   54,644  84,836
Bank loan, at 11.02%, due in 1994..............................      --   17,225
Bank loan, at 8.75% due in 1995................................   32,990     --
Revolving credit agreement, at prime rate plus .5% (7.01%),
 payable in three installments of principal and interest
 through 1996, secured by fixed assets.........................   11,210  16,327
Bank loan, at 6.6%, payable in five installments of principal
 and interest through 1999, secured by fixed assets............   11,910  16,308
Revolving credit agreement, at 9%, payable in two installments of principal and interest through 1996, secured by fixed
 assets........................................................    8,407  12,246
Bank loan at 11.38%, due in 1994...............................      --   10,335
Bank loan at 8.75% due in 1995.................................   16,495     --
Bank loan at 3.7% payable in semi-annual installments from 1997
 through 2004..................................................   16,178     --
Other bank loans at interest rates ranging from 4.35% to 25%...   10,038  31,121
Capital lease obligations (see Note 14)........................   15,543  16,607
                                                                 ------- -------
                                                                 294,425 344,121
Less: current maturities.......................................   92,664 117,520
                                                                 ------- -------
                                                                 201,761 226,601
                                                                 ======= =======

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

  Annual principal payments required under long term debt obligations as of December 31, 1994 are as follows:

                  YEAR ENDED DECEMBER 31,      AMOUNT
                  -----------------------      -------
             1995.............................  92,664
             1996.............................  25,189
             1997............................. 129,497
             1998.............................   8,991
             1999.............................   8,286
             2000 and thereafter..............  29,798
                                               -------
                                               294,425
                                               =======

  The breakdown by currency of the Group's long-term debt as of December 31, 1994 and 1993, are as follows:

                                                                  1994    1993
                                                                 ------- -------
      British pound............................................. 117,010 139,116
      Deutschmark...............................................  68,695 114,054
      Belgian franc.............................................  21,086  32,872
      Italian lira..............................................  65,777  27,753
      French franc..............................................  21,711  27,244
      Other currencies..........................................     146   3,082
                                                                 ------- -------
                                                                 294,425 344,121
                                                                 ======= =======

  The Group has an outstanding line of credit of 400,000 Belgian francs with a bank for an undefined period, of which 283,333 Belgian francs is unused at December 31, 1994.

12. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Group's financial instruments consist primarily of cash, trade receivables, trade payables and debt instruments. The book value of cash, trade receivables and trade payables are considered to be representative of their respective fair values. The fair value of the debt instruments as of December 31, 1994 and 1993, approximate their book value.

13. OTHER NONCURRENT LIABILITIES

  The components of other noncurrent liabilities as of December 31, 1994 and 1993, are as follows:

                                                                1994    1993
                                                               ------- -------
      Accrued pension costs and termination indemnities (see
       Note 15)............................................... 188,723 177,175
      Other................................................... 141,864 104,522
                                                               ------- -------
                                                               330,587 281,697
                                                               ======= =======

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

14. COMMITMENTS AND CONTINGENCIES

 Leases not capitalized

  Following is a summary of future minimum payments under capital and operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1994:

                                                           HEADQUARTERS'
                    YEAR ENDED DECEMBER 31,                  BUILDING    OTHERS
                    -----------------------                ------------- -------
      1995................................................     10,380     65,237
      1996................................................     10,119     50,948
      1997................................................      9,858     30,744
      1998................................................      9,597     12,326
      1999................................................      9,336      6,517
      2000 and thereafter.................................    108,696     33,282
                                                              -------    -------
      Total minimum lease payments........................    157,986    199,054
                                                                         =======
      Less: interest portion of lease payments............     92,386
                                                              -------
      Present value of minimum lease payments.............     65,600
                                                              =======

  Lease expense amounted to FF 49,109, FF 58,429 and FF 60,787 for the years ended December 31, 1994, 1993 and 1992, respectively.

 Guarantees

  At December 31, 1994, the Group had contingent liabilities amounting to FF 83,362 in respect of performance bonds and other guarantees given in the normal course of business.

Capital Commitments

  The Group is committed to invest FF 129,682 concerning CENTRA operations over five years as part of the acquisition agreement.

 Litigation

  The Group is subject to certain legal proceedings and claims arising in connection with its business. It is management's opinion that the ultimate resolution of the aforementioned claims will not have a material adverse effect on the Group's consolidated financial position.

 Environmental Matters

  The Group is subject to loss contingencies pursuant to environmental laws and regulations that in the future may require the Group to take action to correct or ameliorate the effects on the environment of its battery operations. Management does not believe that environmental contingencies will have a material adverse effect on the Group's financial position or results of operations.

15. PENSION PLANS AND TERMINATION INDEMNITIES

  The Group's most significant retirement plans concern subsidiaries located in France, Italy, Germany and the United Kingdom as described below. The various pension plans of the Group are regularly evaluated by independent actuaries.

 France

  In France, legislation requires that lump sum retirement indemnities be paid to all employees based upon their years of service, and compensation at retirement. The actuarial liability of this unfunded obligation at

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

December 31, 1994 and 1993, is FF 22,200 and FF 21,400, respectively, and is included in other long-term liabilities for its total amount.

 Italy

  In Italy, termination indemnities are provided for all employees and are calculated based upon their years of service, employment category and remuneration. There is no vesting period or funding policy associated with the liability. The liability for termination indemnities as of December 31, 1994 and 1993, was FF 73,545 and FF 73,686, respectively, and the related expense for the years ended December 31, 1994, 1993 and 1992, was FF 10,256, FF 16,165, and FF 8,835, respectively.

 Germany

  In Germany, various defined benefit pension plans are provided for all employees based upon years of service. These plans are unfunded. The projected benefit obligations are calculated based on certain assumptions regarding the discount rate, the rate of compensation increases and the rate of pension increases. The projected benefit obligations as of December 31, 1994 and 1993, totalled approximately FF 77,038 and FF 71,997, respectively. The pension liability accrued in the balance sheet as of December 31, 1994 and 1993, totalled FF 77,861 and FF 73,280, respectively, and is included in other noncurrent liabilities. The pension cost for the years ended December 31, 1994, 1993 and 1992, was FF 2,852, FF 3,744, and FF 4,205, respectively.

 United Kingdom

  In the United Kingdom, a defined benefit plan is provided for all employees based on years of service and compensation at retirement. The projected benefit obligation is calculated based on certain assumptions regarding the discount rate, the rate of compensation and pension increases, and the expected return on plan assets. The projected benefit obligation as of December 31, 1994 and 1993, was FF 392,409 and FF 357,581, respectively. At December 31, 1994 and 1993, there was no liability accrued in the balance sheet as the plan was fully funded. The pension cost for the years ended December 31, 1994, 1993 and 1992, was FF 4,047, FF 3,666, and FF 2,061, respectively.

16. RELATED PARTY TRANSACTIONS

  At December 31, 1994 and 1993, the Group's stock was 62.36% owned by Sicind SpA (part of the Fiat Group) and 37.33% owned by Samag (Alcatel-Alsthom Group).

  The Group's related party transactions were primarily conducted with the Fiat Group and CFEC (till 1993). The related party balances as of December 31, 1994, and 1993, and transactions during the years ended December 31, 1994, 1993, and 1992, are as following:

                                                                  1994    1993
                                                                 ------- -------
      FIAT GROUP
        Receivables, trade...................................... 130,031 129,005
        Other receivables.......................................     318  58,880
        Accounts payable........................................  13,564  19,865
        Other accrued liabilities...............................      64  73,794
        Short-term borrowings................................... 267,434 423,660
        Long-term debt:
          Current maturities....................................          28,816
          Long-term portion..................................... 117,010 110,300

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

  The Group recorded sales of FF 310,923, FF 257,995, and FF 322,654, and purchased FF 641, FF 1,626, and FF 34,637 in inventory from the Fiat Group during the years ended December 31, 1994, 1993 and 1992, respectively.

  The Group paid service fees to the Fiat Group in the amounts of FF 43,691, FF 54,463, and FF 61,064 during the years ended December 31, 1994, 1993 and 1992, respectively, and the Fiat Group reimbursed the Group for general and administrative costs in the amounts of FF 10,306, FF 16,530 during the years ended December 31, 1993 and 1992.

  Additionally, the Group paid interest on the debt and borrowings from the Fiat Group in the amounts of FF 43,282, FF 58,449, and FF 61,599 during the years ended December 31, 1994, 1993 and 1992, respectively.

                                                                    1993   1992
                                                                   ------ ------
      CFEC
        Receivables, trade........................................ 24,535 21,669
        Other receivables.........................................  3,776    542
        Accounts payable.......................................... 15,189 18,938
        Other accrued liabilities.................................  4,774  6,559

  The Group also recorded sales of FF 62,423, and FF 68,365, and purchased FF 31,216, and FF 43,125 in inventory from CFEC during the years ended December 31, 1993 and 1992, respectively.

17. PERSONNEL

  The number of personnel employed by the Group as of December 31, 1994, 1993 and 1992, was as follows:

                                                               1994  1993  1992
                                                               ----- ----- -----
      France.................................................. 2,101 2,093 2,126
      Poland.................................................. 1,899    --    --
      Germany................................................. 1,071 1,111 1,252
      Italy...................................................   787   787   872
      United Kingdom..........................................   724   708   721
      Belgium.................................................   242   280   306
      Netherlands.............................................    82   107   117
      Turkey..................................................    86    85    --
      Spain...................................................    55    47    60
      Denmark.................................................    15    14    14
      Austria.................................................    11    12    13
      Sweden..................................................    --     1    24
                                                               ----- ----- -----
                                                               7,073 5,245 5,505
                                                               ===== ===== =====

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

18. ANALYSIS BY GEOGRAPHIC ZONE

  The Group operates in a single segment, the manufacturing and sales of batteries for industrial and automotive customers.

  Information about the Group's operations in different geographic areas for the three years ended December 31, 1994 is as follows:

                                 GEOGRAPHIC ZONE
                              ----------------------
                                           OTHER
                                         COUNTRIES
                                        (ESSENTIALLY CONSOLIDATING
  YEARS ENDED DECEMBER 31,     FRANCE     EUROPE)     ADJUSTMENTS  CONSOLIDATED
  ------------------------    --------- ------------ ------------- ------------
1994
  Sales to unaffiliated
   customers................. 1,234,502  2,923,330           --     4,157,832
  Interarea sales............   315,743    918,156    (1,233,899)         --
                              ---------  ---------    ----------    ---------
    Total sales.............. 1,550,245  3,841,486    (1,233,899)   4,157,832
  Operating income...........    83,557    109,676           --       193,233
  Identifiable assets........ 1,970,564  2,122,747           --     4,093,311
1993
  Sales to unaffiliated
   customers................. 1,212,423  2,679,550           --     3,891,973
  Interarea sales............   353,942    759,824    (1,113,766)         --
                              ---------  ---------    ----------    ---------
    Total sales.............. 1,566,365  3,439,374    (1,113,766)   3,891,973
  Operating income...........   119,433    109,146           --       228,579
  Identifiable assets........ 1,964,506  2,081,320           --     4,045,826
1992
  Sales to unaffiliated
   customers................. 1,210,677  2,944,936           --     4,155,613
  Interarea sales............   333,234    647,522      (980,756)         --
                              ---------  ---------    ----------    ---------
    Total sales.............. 1,543,911  3,592,458      (980,756)   4,155,613
  Operating income...........   114,948    112,720           --       227,668
  Identifiable assets........ 2,157,899  2,055,201           --     4,213,100

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

19. SIGNIFICANT CONSOLIDATED SUBSIDIARIES AS OF DECEMBER 31, 1994

      FULLY CONSOLIDATED COMPANIES                       % OWNED BY THE CEAC GROUP
      ----------------------------                       -------------------------
      Accumulateur FULMEN            Sarl France                  100
      Accumulateurs MAHIEU           Sarl France                   99.90
      Accumulateurs TUDOR            SA   Belgium                  99.81
      ATSA Batterijen                BV   Netherlands             100
      ATSA France                    SA   France                  100
      CENTRA                         SA   Poland                   75
      CGA                            SPA  Italy                   100
      CMP Batterier                  A/B  Sweden                  100
      CMP Batterier                  A/S  Denmark                 100
      CMP Batterier                  A/S  Norway                  100
      CMP Batteries                  Ltd  United Kingdom          100
      CMP Batterijen                 BV   Netherlands             100
      CMP Batterijen                 NV   Belgium                  99.81
      EUROBATTERIES                  Sarl France                  100
      FAY                            SPA  Italy                   100
      FULMEN IBERICA                 SA   Spain                    96.12
      FULMEN ITALIA                  Srl  Italy                   100
      FULMEN TUDOR SERVICE           NV   Belgium                  99.89
      FULMEN UK                      Ltd  United Kingdom          100
      FTS                            BV   Netherlands             100
      GAST                           Sarl France                  100
      INCI CEAC AKU SANAYI           AS   Turkey                   50
      INITIATIVE                     SA   Luxembourg              100
      OHE                            Ltd  United Kingdom          100
      SAEM                           SPA  Italy                   100
      SAFO TRACCION                  SA   Spain                    96.12
      SFAT                           SA   France                  100
      SINAC                          Srl  Italy                   100
      SODACEL                        Sarl France                   99.90
      SONNENSCHEIN                   GmbH Germany                  74.82
      SONNENSCHEIN Lithium           GmbH Germany                  37.41
      SONNENSCHEIN                   GmbH Austria                  74.82
      SPITFIRE BATTERIES             Ltd  United Kingdom          100

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholders

  We have audited the accompanying consolidated balance sheets of Compagnie Europeenne d'Accumulateurs, S.A. and its subsidiaries, at December 31, 1994 and 1993 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1994. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  Our audits were made in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and related schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Compagnie Europeenne d'Accumulateurs, S.A. and its subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations, movements in shareholders' equity and cash flows for each of the three years ended December 31, 1994, in accordance with the accounting principles generally accepted in France which differ in certain respects from those followed in the United States (see Note 2 to the consolidated financial statements).

                                               Paris, March 31, 1995

                                                ERNST & YOUNG Audit

                                                   Represented by
                                                    John Mackey

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                 UNAUDITED SUMMARY INTERIM FINANCIAL STATEMENTS

                       CONSOLIDATED STATEMENTS OF INCOME

                                               FOR THE THREE MONTHS ENDED
                                                          MARCH 31,
                                            ----------------------------------
                                               1995        1995        1994
                                             U.S.$(1)       FF          FF
                                            ----------  ----------  ----------
                                            (IN THOUSANDS, EXCEPT SHARE AND
                                                    PER-SHARE DATA)
Net sales..................................    212,880   1,021,507     891,984
Cost of sales..............................    158,728     761,656     636,521
                                            ----------  ----------  ----------
Gross profit...............................     54,152     259,851     255,463
Selling and advertising expense............     26,850     128,840     126,670
General and administrative expense.........     18,815      90,284      79,902
Research and development expense...........      3,837      18,412      19,228
Other operating expense, net...............        935       4,487      19,785
                                            ----------  ----------  ----------
Operating income...........................      3,715      17,828       9,878
Other (income) expense:
  Interest.................................      4,117      19,754      20,276
  Foreign exchange loss....................      1,457       6,991        (435)
  Loss (gain) on sale of fixed
   assets/investments......................         --          --          --
                                            ----------  ----------  ----------
Loss before income taxes and minority
 interest..................................     (1,859)     (8,917)     (9,963)
Provision for income taxes.................        219       1,051      (5,186)
Minority interest..........................       (387)     (1,859)     (2,442)
                                            ----------  ----------  ----------
Net loss...................................     (2,027)     (9,725)    (17,591)
                                            ==========  ==========  ==========
Net loss per share.........................      (0.10)      (0.46)      (0.84)
                                            ==========  ==========  ==========
Weighted average number of common shares
 outstanding............................... 21,051,836  21,051,836  21,051,836
                                            ==========  ==========  ==========

- --------

(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the end of the day buying rate in New York on March 31, 1995, which was 4.7985 French francs for each U.S. dollar.


        See notes to the unaudited summary interim financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                 UNAUDITED SUMMARY INTERIM FINANCIAL STATEMENTS

                          CONSOLIDATED BALANCE SHEETS

                                                        AS OF
                                       ----------------------------------------
                                         MARCH 31,     MARCH 31,   DECEMBER 31,
                                           1995          1995          1994
                                         U.S.$(1)         FF            FF
                                       ------------- ------------- ------------
                                                (AMOUNTS IN THOUSANDS)
ASSETS
Current assets:
  Cash................................     22,269        106,859       105,489
  Receivables, net....................    258,757      1,241,647     1,473,375
  Inventories.........................    154,621        741,950       654,894
  Prepaid expenses and other..........     26,442        126,880       104,835
  Deferred income taxes...............      1,503          7,211         2,010
                                          -------      ---------    ----------
      Total current assets............    463,592      2,224,547     2,340,603
Property, plant and equipment:
  Land................................     11,313         54,284        54,284
  Buildings and improvements..........    124,025        595,133       595,133
  Machinery and equipment.............    387,180      1,857,884     1,857,884
  Construction in progress............     14,725         70,661        99,035
                                          -------      ---------    ----------
                                          537,243      2,577,962     2,606,336
  Less: Accumulated depreciation......    336,256      1,613,524     1,589,298
                                          -------      ---------    ----------
      Property, plant and equipment,
       net............................    200,987        964,438     1,017,038
Other assets:
  Goodwill and other intangible
   assets.............................    145,129        696,401       720,230
  Investments in unconsolidated
   subsidiaries.......................      1,420          6,812         6,705
  Other...............................      1,723          8,269         8,735
                                          -------      ---------    ----------
    Total assets......................    812,851      3,900,467     4,093,311
                                          =======      =========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank overdraft and short-term
   borrowings.........................    104,685        502,333       532,773
  Current maturities of long-term
   debt...............................     18,344         88,024        92,664
  Accounts payable....................    130,646        626,907       711,521
  Accrued payroll.....................     20,690         99,283        99,283
  Product warranty reserve............     18,143         87,058        86,748
  Accrued interest....................      1,630          7,820         8,571
  Other accrued expenses..............     68,975        330,976       298,460
                                          -------      ---------    ----------
      Total current liabilities.......    363,113      1,742,401     1,830,020
Long-term debt........................     36,886        176,998       201,761
Other noncurrent liabilities..........     66,162        317,478       330,587
Deferred income taxes.................      8,086         38,799        41,539
Minority interest.....................     24,499        117,559       129,711
Common stockholders' equity:
  Common stock, FF 12 par value,
   21,051,836 shares issued...........     52,646        252,622       252,622
  Additional paid-in capital..........    211,706      1,015,872     1,015,872
  Retained earnings...................     88,318        423,792       433,459
  Cumulative translation adjustment...    (38,565)      (185,054)     (142,260)
                                          -------      ---------    ----------
      Total common stockholders'
       equity.........................    314,105      1,507,232     1,559,693
                                          -------      ---------    ----------
Total liabilities and common
 stockholders' equity.................    812,851      3,900,467     4,093,311
                                          =======      =========    ==========

- --------

(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the end of the day buying rate in New York on March 31, 1995, which was 4.7985 French francs for each U.S. dollar.

        See notes to the unaudited summary interim financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS
                 UNAUDITED SUMMARY INTERIM FINANCIAL STATEMENTS
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    FOREIGN
                                             ADDITIONAL            CURRENCY
                          NUMBER OF  COMMON   PAID-IN   RETAINED  TRANSLATION
                            SHARES    STOCK   CAPITAL   EARNINGS  ADJUSTMENT    TOTAL
                            ISSUED     FF        FF        FF         FF         FF
                          ---------- ------- ---------- --------  ----------- ---------
Balances at December 31,
 1993...................  21,051,836 252,622 1,015,872  407,201    (121,028)  1,554,667
  Net loss for three
   months ended
   March 31, 1994.......                                (17,591)                (17,591)
  Change in foreign
   currency translation.                                             (5,648)     (5,648)
                          ---------- ------- ---------  -------    --------   ---------
Balances at March
 31, 1994...............  21,051,836 252,622 1,015,872  389,610    (126,676)  1,531,428
                          ========== ======= =========  =======    ========   =========
Balances at December 31,
 1994...................  21,051,836 252,622 1,015,872  433,459    (142,260)  1,559,693
  Net loss for three
   months ended
   March 31, 1995.......                                 (9,725)                 (9,725)
  Others...............                                      58                      58
  Change in foreign
   currency translation.                                            (42,794)    (42,794)
                          ---------- ------- ---------  -------    --------   ---------
Balances at March
 31, 1995...............  21,051,836 252,622 1,015,872  423,792    (185,054)  1,507,232
                          ========== ======= =========  =======    ========   =========
Balances at March
 31, 1995 (in thousands
 of U.S. dollars)(1)....              52,646   211,706   88,318     (38,565)    314,105
                                     ======= =========  =======    ========   =========

- --------

(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the end of the day buying rate in New York on March 31, 1995, which was 4.7985 French francs for each U.S. dollar.


        See notes to the unaudited summary interim financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

                 UNAUDITED SUMMARY INTERIM FINANCIAL STATEMENTS

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                    ----------------------------
                                                      1995      1995      1994
                                                    U.S.$(1)     FF        FF
                                                    --------  --------  --------
                                                      (AMOUNTS IN THOUSANDS)
CASH FLOWS PROVIDED BY (USED IN) OPERATING
 ACTIVITIES
Net loss..........................................   (2,027)    (9,725)  (17,591)
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Depreciation and amortization.................   14,769     70,869    68,183
    Deferred income taxes.........................   (1,567)    (7,518)     (131)
    Minority interest.............................      387      1,859     2,442
    Provisions for losses on accounts receivable..      902      4,329     4,943
    Other, net....................................     (544)    (2,611)    6,771
  Changes in assets and liabilities excluding
   effects of acquisitions and divestitures.......    2,689     12,901    34,590
                                                    -------   --------  --------
      Net cash provided by operating activities...   14,609     70,104    99,207
                                                    -------   --------  --------
CASH FLOWS PROVIDED BY (USED IN) INVESTING
 ACTIVITIES
Capital expenditures..............................   (7,530)   (36,132)  (25,911)
Cash paid for acquired businesses, net of
  cash acquired...................................   (3,143)   (15,080)     --
                                                    -------   --------  --------
      Net cash used in investing activities.......  (10,673)   (51,212)  (25,911)
                                                    -------   --------  --------
CASH FLOWS PROVIDED BY (USED IN) FINANCING
 ACTIVITIES
Additions to long-term debt.......................      109        525     1,020
Payments on long-term debt........................   (3,017)   (14,477)  (16,674)
Increase (decrease) in bank overdraft and short-
 term borrowings..................................     (472)    (2,267)  (52,844)
                                                    -------   --------  --------
      Net cash used in financing activities.......   (3,380)   (16,219)  (68,498)
                                                    -------   --------  --------
        Effects of exchange rate changes on cash..     (271)    (1,303)      575
                                                    -------   --------  --------
NET INCREASE IN CASH..............................      285      1,370     5,373
CASH, BEGINNING OF PERIOD.........................   21,984    105,489    94,556
                                                    -------   --------  --------
CASH, END OF PERIOD...............................   22,269    106,859    99,929
                                                    =======   ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest........................................    4,405     21,139    21,483
  Income taxes....................................     --         --       6,932

- --------

(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the end of the day buying rate in New York on March 31, 1995, which was 4.7985 French francs for each U.S. dollar.

        See notes to the unaudited summary interim financial statements.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

            NOTES TO UNAUDITED SUMMARY INTERIM FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES

 1.1 BASIS OF PRESENTATION

  The unaudited summary interim consolidated financial statements of Compagnie Europeenne d'Accumulateurs ("CEAC" or "the Group") have been prepared in accordance with French accounting regulations, applied on a consistent basis for the periods presented. The French accounting principles applied differ in certain respects from generally accepted accounting principles in the United States. The differences with regard to net income and stockholders' equity are presented below.

  The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the noon buying rate in New York on March 31, 1995 which was 4.7985 French francs for each U.S. dollar.

2. SIGNIFICANT DIFFERENCES BETWEEN FRENCH AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The CEAC financial statements comply with French accounting regulations which differ in certain respects from those applicable in the United States. The significant differences that affect the consolidated net income and shareholders equity of CEAC are summarized in Note 2 to the 1994 audited financial statements.

 Reconciliation to U.S. GAAP

  The following is a summary of the significant adjustments to net income for the three months ended March 31, 1995 and 1994, and to stockholders' equity as of March 31, 1995, which would be required if U.S. GAAP had been applied instead of French GAAP.

                                                        FOR THE THREE MONTHS
                                                        ENDED MARCH 31,
                                                      -------------------------
                                                        1995    1995     1994
                                                      U.S.$(1)   FF       FF
                                                      -------- -------  -------
Net loss as reported in the consolidated income
 statements under French GAAP.......................   (2,027)  (9,725) (17,591)
Adjustments to conform with U.S. GAAP:
  Acquisition accounting............................      (28)    (134)    (134)
  Income taxes......................................      (46)    (223)    (147)
                                                       ------  -------  -------
Estimated net loss in accordance with U.S. GAAP.....   (2,101) (10,082) (17,872)
                                                       ======  =======  =======
Estimated net loss per share in accordance with U.S.
 GAAP...............................................    (0.10)   (0.48)   (0.85)
                                                       ======  =======  =======

                                                               AS OF MARCH
                                                                   31,
                                                            ------------------
                                                              1995     1995
                                                            U.S.$(1)    FF
                                                            -------- ---------
Stockholders' equity as reported under French GAAP:         314,105  1,507,232
Adjustments to conform with U.S. GAAP:
  Acquisition accounting..................................    1,866      8,955
  Income taxes............................................      594      2,852
                                                            -------  ---------
Estimated stockholders' equity in accordance with
 U.S. GAAP................................................  316,565  1,519,039
                                                            =======  =========

- --------

(1) The financial information expressed in U.S. dollars is presented solely for the convenience of the reader and is translated from French francs at the end of the day buying rate in New York on March 31, 1995, which was 4.7985 French francs for each U.S. dollar.

                      COMPAGNIE EUROPEENNE D'ACCUMULATEURS

3. ACQUISITION OF CENTRA

  In October 1994, the Group acquired a 75% equity interest in a Polish company, CENTRA, S.A. ("CENTRA"), for FF 60,476 in cash. In February 1995, the Group acquired an additional 19% equity interest in CENTRA for FF 15,080 in cash, thereby increasing its ownership interest to 94%. CENTRA manufactures mainly automotive batteries which are distributed in Poland. With total revenue of approximately FF 220,000, and approximately 2,000 personnel employed, CENTRA is the number one manufacturer of automotive batteries in Poland.

4. SUBSEQUENT EVENT

  In May 1995, 99.7% of the outstanding common stock of CEAC was acquired by Exide Corporation from SICIND Spa (Italy), a holding company of the FIAT group.